Exhibit (j)(4)
[EXECUTION COPY]

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED
CUSTODY AGREEMENT
FIRST AMENDMENT dated as of August 22, 2016 (this “Amendment”) to the FOURTH AMENDED AND RESTATED CUSTODY AGREEMENT dated as of August 29,
2014 (the “Existing Agreement” and, as amended by this Amendment, the “Agreement”) among PROSPECT CAPITAL CORPORATION, a Maryland corporation (“Prospect”), as servicer (the “Servicer”), U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as documentation agent (in such capacity and including any successor in such capacity, “Documentation Agent”), as collateral custodian (in such capacity and including any successor in such capacity, “Collateral Custodian”) and as securities custodian (in such capacity and including any successor in such capacity, “Securities Custodian”), and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as facility agent (in such capacity and including any successor in such capacity, the “Facility Agent”).
PRELIMINARY STATEMENTS
WHEREAS, the Borrower, the Servicer, U.S. Bank, as Paying Agent, Documentation Agent and Calculation Agent, the Lenders and Managing Agents from time to time party thereto, the Facility Agent, KeyBank and Royal Bank of Canada, as Co-Syndication Agents and KeyBank, as structuring agent, sole lead arranger and sole bookrunner have entered into a certain Fifth Amended and Restated Loan and Servicing Agreement, dated as of August 29, 2014 (as amended by that First Amendment to Fifth Amended and Restated Loan and Servicing Agreement dated as of August 22, 2016 by and among, the Borrower, the Lenders party thereto and the Facility Agent and as further amended, supplemented or otherwise modified, the “Loan Agreement”);
WHEREAS, the Borrower and Prospect, as seller and servicer, the Facility Agent and the Documentation Agent, Collateral Custodian and Securities Custodian have entered into that certain Fourth Amended and Restated Custody Agreement dated as of August 29, 2014 (the “Existing Agreement”); and
Pursuant to Section 22, the parties hereto desire to amend the Existing Agreement as hereinafter set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Existing Agreement as follows:
SECTION 1. Definitions.    Capitalized terms that are used herein without definition and that are defined in the Existing Agreement shall have the same meanings herein as therein.
SECTION 2. Amendment to Existing Agreement.
(a)Section 5 of the Existing Agreement is hereby amended to add the following paragraph at the end thereof:

Notwithstanding anything to the contrary herein, the Collateral Custodian shall have no duty to hold custody of any Custodian Loan Files outside of the United States.
SECTION 3. Effect of Amendment.
(a)Except as expressly amended and modified by this Amendment, all provisions of the Existing Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Existing Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Existing Agreement shall be deemed to be references to the Existing Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provisions of the Existing Agreement other than as expressly set forth herein.
(b)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Existing Agreement.
SECTION 4. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Facility Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto.
SECTION 5. Counterparts. This Amendment may be executed in two or more counterparts, or by each of the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
SECTION 6. Governing Law/Waiver of Jury.
(a)THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
(b)TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF
THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR. INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS

{B2046337; 3}

CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

[Signature pages follow]

{B2046337; 3}

IN WITNESS WHEREOF, this Amendment is executed as of the date set forth above.
SERVICER:    PROSPECT CAPITAL CORPORATION, as
Servicer

By: /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer

[Signature page to First Amendment to Fourth Amended and Restated Custody Agreement]

DOCUMENTATION AGENT:    U.S. BANK NATIONAL ASSOCIATION, as
Documentation Agent

By: /s/ Jennifer L. Vlasuk
Name: Jennifer L. Vlasuk

Title: Vice President

{B2049030; I}        [Signature page to First Amendment to Fourth Amended and Restated Custody Agreement]

{B2049030; I}

COLLATERAL CUSTODIAN:    U.S. BANK NATIONAL ASSOCIATION, as
Collateral Custodian

By: /s/ Jennifer L. Vlasuk
Name: Jennifer L. Vlasuk
Title: Vice President

{B2049030; I}

{B2049030; I}

{B2049030; I}

SECURITIES CUSTODIAN:    U.S. BANK NATIONAL ASSOCIATION, as
Securities Custodian

By: /s/ Jennifer L. Vlasuk
Name: Jennifer L. Vlasuk
Title: Vice President

{B2049030; I}

FACILTTY AGENT:    KEYBANK NATIONAL ASSOCIATION, as
Facility Agent

By: /s/ Michael O’Hern
Name: Michael O’Hern
Title: Senior Vice President

[Signature page to First Amendment to Fourth Amended and Restated Custody Agreement]